FREE WRITING PROSPECTUS
DATED NOVEMBER 13, 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-OH2
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-OH2

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated June 28, 2007 and the Supplement to the Prospectus Supplement, dated June 29, 2007 (collectively, the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-OH2.

This free writing prospectus updates the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—Description of the Certificates” section beginning on page S-4 of the Prospectus Supplement; and

•	the “Ratings” section beginning on page S-121 of the Prospectus Supplement.

Countrywide Securities Corporation

Summary - Description of the Certificates

The section of the Prospectus Supplement titled “Summary—Description of the Certificates” beginning on page S-4 of the Prospectus Supplement is updated to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class A-1-A	AAA	Affirmed	AAA
Class A-1-B	AAA	Affirmed	AAA
Class A-2-A	AAA	Affirmed	AAA
Class A-2-B	AAA	Affirmed	AAA
Class A-3	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class M-1	AA+	Affirmed	AA+
Class M-2	AA	Affirmed	AA
Class M-3	AA-	Affirmed	AA-
Class M-4	A+	Affirmed	A+
Class M-5	A	Downgraded	A-
Class M-6	A-	Downgraded	BBB
Class M-7	BBB	Downgraded	BB+
Class M-8	BBB-	Downgraded	BB

Ratings

The section of the Prospectus Supplement titled “Ratings” beginning on page S-121 of the Prospectus Supplement is updated to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class A-1-A	AAA	Affirmed	AAA
Class A-1-B	AAA	Affirmed	AAA
Class A-2-A	AAA	Affirmed	AAA
Class A-2-B	AAA	Affirmed	AAA
Class A-3	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class M-1	AA+	Affirmed	AA+
Class M-2	AA	Affirmed	AA
Class M-3	AA-	Affirmed	AA-
Class M-4	A+	Affirmed	A+
Class M-5	A	Downgraded	A-
Class M-6	A-	Downgraded	BBB
Class M-7	BBB	Downgraded	BB+
Class M-8	BBB-	Downgraded	BB